EXHIBIT (viii)(c)

   THE OFFER EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON JUNE 10, 1998*
                    BULL & BEAR GLOBAL INCOME FUND, INC.
                    SUBSCRIPTION RIGHTS FOR COMMON STOCK

                          Subscription Certificate

Dear Shareholder:

      You are entitled to exercise the Rights issued to you as of May 20, 1998, the Record Date for the Fund's rights offering, to subscribe for the number of Shares of Common Stock of Bull & Bear Global Income Fund, Inc.
shown on this Subscription Certificate pursuant to the Primary Subscription upon the terms and conditions specified in the Fund's Prospectus dated May
5, 1998 (the "Prospectus"). The terms and conditions of the rights offering
(the "Offer") set forth in the Prospectus are incorporated herein by reference. Capitalized terms not defined herein have the meanings attributed to them in the Prospectus are incorporated herein by reference.
In accordance with the Over-Subscription Privilege, as a Record Date shareholder, you are also entitled to subscribe for additional Shares, subject to allocation and proration, if Shares remaining after exercise of Rights pursuant to the Primary Subscription are available and you have fully exercised all rights issued to you. If there are insufficient Shares remaining to satisfy all over-subscriptions, the available Shares will be allocated in proportion to the number of Shares you own on the Record Date.
The Fund will not offer or sell any Shares which are not subscribed for pursuant to the Primary Subscription or the Over-Subscription Privilege.

                             SAMPLE CALCULATION

                   FULL PRIMARY SUBSCRIPTION ENTITLEMENT
                      (one share for every two rights)

No. of shares owned on     101     /      2        =  50 new shares
the Record Date           -----------------------
                         (equals no. of Rights issued)(ignore fractions)

                        METHOD OF EXERCISE OF RIGHTS

      IN ORDER TO EXERCISE YOUR RIGHTS, YOU MUST EITHER (I) COMPLETE AND
SIGN THIS SUBSCRIPTION CERTIFICATE ON THE BACK AND RETURN IT TOGETHER WITH
PAYMENT AT THE ESTIMATED SUBSCRIPTION PRICE FOR THE SHARES, OR (II) PRESENT
A PROPERLY COMPLETED NOTICE OF GUARANTEED DELIVERY , IN EITHER CASE TO THE
SUBSCRIPTION AGENT, STATE STREET BANK AND TRUST COMPANY, BEFORE 5:00 P.M.,
NEW YORK CITY TIME, ON JUNE 10, 1998 (THE "EXPIRATION DATE").
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  By First Class Mail:            By Express Mail or               By Hand:
State Street Bank and Trust       Overnight Courier:           Securities Transfer &
  Company                      State Street Bank and Trust       Reporting Services, Inc.
Corporate Reorganization         Company                       c/o Boston EquiServe
P.O. Box 9573                  Corporate Reorganization        55 Broadway - 3rd Floor
Boston, Massachusetts          70 Campanelli Drive             New York, New York 10006
02205-9573                     Braintree, Massachusetts 02184  U.S.A.
U.S.A.                         U.S.A.


--------------
*     Unless the Offer is extended.



      Full payment of the Estimated Subscription Price per Share for all Shares subscribed for pursuant to both the Primary Subscription and Over-Subscription Privilege must accompany this Subscription Certificate and must be made payable in United States dollars by money order of check drawn on a bank located in the United States payable to Bull & Bear Global
Income Fund, Inc. Alternatively, if a notice of guaranteed delivery is used, a properly completed and executed Subscription Certificate, and full payment, as described in such notice, must be received by the Subscription
Agent no later than the close of business on the third business day after the Expiration Date. For additional information, see the Prospectus.

      Stock certificates for the shares subscribed to pursuant to the Primary Subscription and Over-Subscription Privilege will be delivered as soon as practicable after the Expiration Date. Any refund in connection with your subscription will be delivered as soon as practicable after the Expiration Date.

                      THESE SUBSCRIPTION RIGHTS ARE NON-TRANSFERABLE



      Subscription Certificate No. __________________________________
      Number of Primary Subscription Rights _________________________
   Number of Shares Available for Primary Subscription__________________


              PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY



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SECTION 1:  DETAILS OF SUBSCRIPTION
IF YOU WISH TO SUBSCRIBE FOR YOUR FULL ENTITLEMENT:

A.  I apply for ALL of my            --------------------       x $____+=    $_______________
entitlement of new                   (no. of new shares)
shares pursuant to the Primary
Subscription.

B.  I apply for new shares pursuant  ---------------------      x $____+=    $_______________
to the Over-Subscription             (no. of additional
Privilege*                            shares)


* You can only over-subscribe if you                           AMOUNT
have fully exercised your Primary                              ENCLOSED     $_________________
Subscription Rights.


IF YOU DO NOT WISH TO APPLY FOR YOUR ENTITLEMENT:

C.  I apply for --------------------- x $____+= $________________
                 (no. of new shares)             (AMOUNT ENCLOSED)



SECTION 2:  TO SUBSCRIBE

     I acknowledge that I have received the Prospectus of this Offer and I hereby irrevocably subscribe for the number of new Shares indicated above on the terms and conditions specified in the Prospectus. I understand and agree that I will be obligated to pay any additional amount to the Fund if the Subscription Price as determined on the Pricing Date is in excess of the $7.31 Estimated Subscription Price per share.

     I hereby agree that if I fail to pay in full for the Shares for which I have subscribed, the Fund may exercise any of the remedies provided for in the Prospectus.

Signature of Subscriber(s)                  _______________________________
                                            _______________________________
Telephone number (including area code) ( )  _______________________________

         If you wish to have your shares and refund check (if any) delivered to an address other than that listed on this Subscription Certificate you must have your signature guaranteed by a member of the New York Stock Exchange or a bank or trust company. Please provide the delivery address below note if it is a permanent change.

         Delivery Address:                    Change my address of record to
         ___________________________________  such delivery address (  )
         ___________________________________
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SECTION 3:  DESIGNATION OF BROKER-DEALER

     The following broker-dealer is hereby designated as having been instrumental in the exercise of the Rights hereby exercised:

FIRM: _____________________________________________________________________
BROKER-DEALER NAME: _______________________________________________________
BROKER-DEALER NUMBER: _____________________________________________________

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------------
+ NOTE: $7.31 per share is an estimated price only. The Subscription Price will be determined on June 10, 1998, the Pricing Date (which is the same as the Expiration Date unless extended), and could be higher or lower depending on the changes in the net asset value and share price of the Common Stock.